UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2008

Migo Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 for the material terms of agreements with departing officers and the interim chief financial officer.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the departures of Richard Liebman and Jay Elliot (see Item 5.02 below), their respective employment agreements with the Company have been terminated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2008, Migo Software, Inc. (the "Company") announced that Jay Elliot, founder and chief strategy officer of the Company, has left its full-time employment. Mr. Elliot will continue in a consulting capacity through 2008. The parties have entered into a Separation Agreement dated January 9, 2008, under which Mr. Elliot will be employed as a consultant through 2008 at the rate of $2,500 per month, his options will vest, and he will have until March 31, 2009, to exercise his options. Mr. Elliot will also receive a commission based on the gross margin achieved by the Company on certain business proposals in which Mr. Elliot is involved. The agreement also contains mutual releases and other customary provisions.

On January 10, 2008, the Company also announced that Richard Liebman would be leaving the Company effective as of January 15, 2008. The parties have entered into a Separation Agreement dated January 9, 2008, under which Mr. Liebman will receive his usual base pay through February 29, 2008, his options will vest (except for any options not earned by reason of the failure of the Company to meet performance objectives), and he will have until March 31, 2009, to exercise his vested options. The agreement also contains mutual releases and other customary provisions.

The Company also announced that Kathleen A. Browne was designated as the Company’s interim chief financial officer effective as of January 15, 2008. Ms. Browne will receive pay of $15,000 per month plus options to purchase 10,000 shares of stock per month worked. Ms. Browne, age 52, has been a financial advisor and consultant during the period from August 2007 until December 2007. From May 2005 until August 2007, Ms. Browne was a founding officer and served as chief financial officer of Naturalnano, Inc., a publicly held nanomaterials company that develops and markets proprietary technologies and products. Ms. Browne served as corporate controller and chief accountant of Paychex, Inc. from January 2001 until December 2004. Her previous experience included service as vice president finance, controller and chief accounting officer of W.R. Grace & Company from 1996 to 2000 and as vice president, director of finance for Bausch & Lomb, Inc. from 1992 to 1996. Ms. Browne is a certified public accountant who began her career in public accounting with Price Waterhouse from 1977 to 1982 and from 1985 to 1996.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Migo Software, Inc.

January 10, 2008	By:	/s/Kent Heyman

Name: Kent Heyman
Title: Chief Executive Officer